CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-l A of our report dated June 1, 2015, relating to the financial statements and financial highlights of BPV Large Cap Value Fund, a series of BPV Family of Funds, for the year ended March 31, 2015, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting  Firm"  in the  Statement  of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
September  17, 2015